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                                                                     EXHIBIT 5.1

                                [K&S LETTERHEAD]


                                November 9, 2000


Synovus Financial Corp.
One Arsenal Place, Suite 301
901 Front Avenue
Columbus, Georgia 31901

         Re:      Synovus Financial Corp.
                  Registration Statement on Form S-3
                  relating to $200,000,000 aggregate principal amount of Senior Notes Due 2005

Ladies and Gentlemen:

         We are counsel to Synovus Financial Corp., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed offer and sale of up to $200,000,000 of Senior Notes Due 2005 of the Company (the "Notes").

         In our capacity as such counsel, we have reviewed the form of Indenture (the "Indenture") to be entered into by the Company and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent investigation, upon statements and representations of representatives of the Company, the Trustee and of public officials.

         For purpose of the opinion below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture have been duly authorized by all requisite action by each party thereto, and that when the Notes are executed, authenticated, issued and delivered, the Indenture will have been executed and delivered by, and will be a valid

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Synovus Financial Corp.
November 9, 2000
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and binding agreement of, such parties, enforceable against such parties in accordance with its terms.

         This opinion is limited in all respects to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that, the issuance, execution and delivery of the Notes have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.


                                               Very truly yours,
                                              /s/ King & Spalding